Elizabeth Arden
                               [Red Door Logo]

FOR IMMEDIATE RELEASE

                  ELIZABETH ARDEN, INC.'S BOARD OF DIRECTORS
                         APPPROVES FISCAL YEAR CHANGE
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New York, New York (June 3, 2004) -- Elizabeth Arden, Inc. (NASDAQ: RDEN), a
global prestige fragrance and beauty products company, today announced that its board of directors has approved a change in the Company's fiscal year-end from January 31st to June 30th.

     The Company will report financial results for the five-month period beginning February 1, 2004 and ending June 30, 2004 as a transition period in a Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission in August 2004. The Company's 2005 fiscal year will begin July 1, 2004 and end June 30, 2005.

     "For the past several years, the bulk of our holiday shipments straddled the third and fourth quarters. Combining October and November into the same fiscal quarter and shifting January, which is affected by replenishment orders and returns, out of the fourth quarter should provide more predictable earnings between fiscal quarters. It will also allow us to conduct our annual budgeting process after the holiday season when a full analysis of the retail performance can be performed and to conclude that process well before our year-end reporting activities," commented E. Scott Beattie, Chairman and Chief Executive Officer of Elizabeth Arden.

     "We recognize that this change will involve some short-term inconvenience for investors and, accordingly we will post on our website the historical financial data reflecting the Company's new reporting periods. This will enable analysts and investors to track the Company's performance as we begin reporting on the new fiscal year basis," added Mr. Beattie. This information can be found at www.elizabetharden.com, under the section "Corporate Information-Investor Information-New Fiscal Year Information."

     Elizabeth Arden is a global prestige fragrance and beauty products company. The Company's portfolio of brands includes the fragrance brands Elizabeth Arden's Red Door, Red Door Revealed, 5th Avenue, Elizabeth Arden green tea, ardenbeauty and Elizabeth Arden Provocative Woman, Elizabeth Taylor's White Diamonds, Passion, Forever Elizabeth and Gardenia, White Shoulders, Geoffrey Beene's Grey Flannel, Halston, Halston Z-14, PS Fine Cologne for Men, Design and Wings; the Elizabeth Arden skin care lines, including Ceramide and Eight Hour Cream; and the Elizabeth Arden color cosmetics line.

Company Contact:    Marcey Becker, Senior Vice President, Finance
                    (203) 462-5809


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Investor Contact:   Cara O'Brien/Lila Sharifian
                    Financial Dynamics
                    (212) 850-5600

Press Contact:      Stephanie Sampiere
                    Financial Dynamics
                    (212) 850-5600

     In connection with the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, Elizabeth Arden, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans" and "projection") are not historical facts and may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following key factors that have a direct bearing on our results of operations: our absence of contracts with customers or suppliers and our ability to maintain and develop relationships with customers and suppliers; international and domestic economic and business changes that could impact consumer confidence; the impact of competitive products and pricing; risks of international operations, including foreign currency fluctuations, economic and political consequences of terrorist attacks, political instability in certain regions of the world, and diseases affecting customer purchasing patterns; our ability to successfully and cost-effectively integrate acquired businesses or new brands; our substantial indebtedness, debt service obligations and restrictive covenants in our revolving credit facility and our indenture for our 7 % senior subordinated notes; our customers' financial condition; our ability to access capital for acquisitions; changes in product mix to less profitable products; the retention and availability of key personnel; the assumptions underlying our critical accounting estimates; delays in shipments, inventory shortages and higher costs of production due to interruption of operations at key third party manufacturing or fulfillment facilities that manufacture or provide logistic services for the majority of our supply of certain products; changes in the retail, fragrance and cosmetic industries; our ability to protect our intellectual property rights; changes in the legal, regulatory and political environment that impact, or will impact, our business, including changes to customs or trade regulations or accounting standards; and other risks and uncertainties. We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.